EXHIBIT 5.1


           Opinion of Jenkens & Gilchrist, A Professional Corporation

                                 April 26, 1999


Handy Hardware Wholesale, Inc.
8300 Tewantin Drive
Houston, Texas 77061

     Re: Opinion as to legality of certain securities of Handy Hardware Wholesale, Inc.

Gentlemen:

     We have acted as counsel to Handy Hardware Wholesale, Inc., a Texas corporation (the "Company"), in connection with the filing under the Securities Act of 1933 of a Registration Statement on Form S-2 (the "Registration Statement") covering 5,000 shares of Class A Common Stock, 20,000 shares of Class B Common Stock, and 25,000 shares of Preferred Stock (collectively, the "Shares"). The terms and conditions of the offering of the Shares are described in the Prospectus contained in the Registration Statement.

     We have examined (i) the Registration Statement, (ii) the Articles of Incorporation of the Company, as amended, and the bylaws and corporate proceedings of the Company, and (iii) such other records, documents, opinions and instruments as in our judgment are necessary or appropriate to enable us to render this opinion. We have made such legal and factual determinations as we have deemed relevant.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares are duly authorized, and when issued to and paid for by the purchasers thereof, will be validly issued, fully paid and non-assessable securities of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference being made to our firm in the Prospectus contained therein.

                                       Very truly yours,

                                       JENKENS & GILCHRIST,
                                       a Professional Corporation



                                       By: /s/ Donald W. Brodsky
                                           ---------------------
                                           Donald W. Brodsky
                                           Authorized Signatory
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